EXHIBIT 10.22

Execution Version

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE, FEDERAL, OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE, FEDERAL AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE, FEDERAL AND FOREIGN LAW AND, IF THE ISSUER REQUESTS, AN OPINION SATISFACTORY TO THE ISSUER TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

WARRANT TO PURCHASE SHARES OF SEED PREFERRED STOCK

of

THE HEALING COMPANY, INC.

Dated as of August 4, 2022 (“Original Warrant Issue Date”) Void after the date specified in Section 9

No. 1

THIS CERTIFIES THAT, for value received, Westmount Group LLC, or its successors or permitted assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from The Healing Company, Inc., a Nevada corporation (the “Company”), shares of the Company’s Seed Preferred Stock (“Seed Preferred Stock”), at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein and the term “Shares” shall mean the shares of Seed Preferred Stock, or such other shares of preferred stock for which this Warrant may then be exercisable, issuable upon valid exercise of this Warrant. This Warrant is issued in connection with the anticipated transactions contemplated by that certain Credit Agreement, by and among the Holder, certain lenders party thereto, HLCO Borrower, LLC (“Borrower”) and the Company (the “Credit Facility”).

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:

1. Number and Price of Shares.

(a) Number of Shares. Prior to the Expiration Date, the Holder shall have the right to exercise this Warrant for up to:

(i) 1,300,123 Shares, as such amount or class may be adjusted from time to time as provided herein, solely in the event that the Company, Borrower and the Holder execute the Credit Facility, or

(ii) 416,039 Shares, as such amount or class may be adjusted from time to time as provided herein, solely in the event that, prior to the execution of the Credit Facility, the Company (a) violates the exclusivity obligations established pursuant to Section 3 of that certain letter of intent dated as of February 2, 2022, between the Company and i80 Group LLC, (b) provides written notice that it no longer intends to pursue the execution of the Credit Facility or (c) takes or fails to take action which indicates that it does not intend to proceed toward executing the Credit Facility (each, a “Trigger Event”), in each case without the consent of i80 Group LLC and solely while i80 Group LLC is proceeding in good faith to execute the Credit Facility, provided, however, that no Trigger Event shall be deemed to have occurred unless and until the Holder, continuing to act in good faith, has provided written notice (email being sufficient) to the Company of the occurrence of a Trigger Event, which such notice shall be given within ten (10) days following the occurrence of a Trigger Event, and the Company, within thirty (30) days of receipt of such notice, has failed to cure such Trigger Event in the good faith determination by the Holder.

1

(iii) The number and class of Shares for which this Warrant may be exercisable pursuant to either Section 1(a)(i) or Section 1(a)(ii) above are referred to as the “Warrant Shares”.

(b) Exercise Price. The exercise price per Warrant Share shall be equal to $2.00, as the same may be adjusted in accordance with the terms of this Warrant (the “Exercise Price”).

(c) Exercise Period. This Warrant shall be exercisable, in whole or in part, at any time and from time to time prior to the Expiration Date (as defined in Section 9) for up to the maximum number of Warrant Shares issuable hereunder as set forth in Section 1(a).

2. Exercise of the Warrant.

(a) Exercise. The purchase rights represented by this Warrant may be exercised at any time and from time to time, at the election of the Holder, in whole or in part, in accordance with Section 1 and this Section 2, by:

(i) the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A attached hereto (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant (or of such portion of this Warrant as is being exercised), or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction; and

(ii) unless such exercise is being made on a net issue basis as provided in Section 2(b), the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Warrant Shares being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company.

(b) Net Issue Exercise. In lieu of payment pursuant to Section 2(a)(ii), if the fair market value of one Warrant Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Warrant Shares equal to the value of this Warrant (or of any portion of this Warrant being exercised) by surrender of this Warrant (or the applicable portion of this Warrant) at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Warrant Shares computed using the following formula:

X =	Y * (A – B)
A

2

Where:

X	=	The number of Warrant Shares to be issued to the Holder
Y	=	The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)
A	=	The fair market value of one Warrant Share (at the date of such calculation)
B	=	The Exercise Price (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value of one Warrant Share shall be determined by the Board of Directors of the Company, acting in good faith (the “FMV Determination”), which FMV Determination shall be provided to Holder in writing as soon as reasonably practicable after the Company’s receipt of the Notice of Exercise pursuant to Section 2(b); provided, however, that:

(i) if the Warrant is exercised in connection with an initial public offering of the Company’s common stock pursuant to a registration statement or by means of a reverse merger or other business combination with one or more public companies (“IPO”), the fair market value per Warrant Share shall be the product of (x) the per share offering price to the public of the Company’s IPO and (y) the number of shares of common stock into which each Warrant Share is convertible at the time of such exercise, as applicable; and

(ii) if the Warrant is exercised in connection with a Sale of the Company (as defined below) and all holders of the class of Shares for which this Warrant is exercisable will receive the same amount per Share out of the consideration payable to such holders in such Sale of the Company, the fair market value per Warrant Share shall be such amount per Share payable to all holders of the class of Shares for which this Warrant is exercisable; and

(iii) if the Holder, within fifteen (15) days after the date it receives the FMV Determination, notifies the Company in writing (an “FMV Dispute Notice”) that the Holder disputes the FMV Determination, specifying in reasonable detail, and to the extent practicable, the basis therefor, then the Company and Holder shall in good faith attempt to resolve such dispute and agree on the FMV Determination. If the dispute is not resolved, and the resolution thereto is not confirmed in writing by both parties, within seven (7) days after the delivery of the FMV Dispute Notice, the dispute resolution procedures specified in Section 13(e) shall apply to such dispute, and any FMV Determination arrived at pursuant to Section 13(e) shall be conclusive and binding on the Company and the Holder.

(c) Stock Certificates. The rights under this Warrant (or the applicable portion of such rights) shall be deemed to have been exercised and the Warrant Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on any date on which this Warrant is exercised, in whole or in part, in accordance with its terms, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, and in any event within thirty (30) days thereafter, but without impairment of the Holder’s rights to receive Warrant Shares issuable upon the Holder’s exercise of this Warrant in advance of an event specified in Section 8, as applicable, the Company shall issue and deliver to the Holder a certificate for that number of Warrant Shares issuable upon such exercise.

(d) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Shares being issued in accordance herewith, deliver to the Holder a new warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares that remain subject to this Warrant. Such new warrant shall in all other respects be identical to this Warrant.

3

(e) No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional Share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

(f) Conditional Exercise. The Holder may exercise this Warrant conditioned upon (and effective immediately prior to) consummation of any transaction that would cause the expiration of this Warrant pursuant to Section 9 by so indicating in the Notice of Exercise.

(g) Automatic Exercise. If the Holder of this Warrant has not elected to exercise this Warrant (or has solely exercised this Warrant in part) prior to expiration of this Warrant pursuant to Section 9, then this Warrant shall automatically (without any act on the part of the Holder) be exercised in full pursuant to Section 2(b) effective immediately prior to the expiration of the Warrant to the extent such net issue exercise would result in the issuance of Shares, unless Holder shall earlier provide written notice to the Company that the Holder desires that this Warrant expire unexercised. If this Warrant is automatically exercised, the Company shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

(h) Reservation of Stock. The Company agrees that for so long as the rights under this Warrant are exercisable, to take all necessary action to reserve and keep available from its authorized and unissued Shares solely for the purpose of effecting the exercise of this Warrant such number of shares of Warrant Shares (and shares of common stock for issuance on conversion of such Shares) as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued Shares (or, as applicable, shares of common stock for issuance on conversion of such Shares) shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms and the conversion of the Shares, without limitation of such other remedies as may be available to the Holder, the Company will take such corporate action as may be necessary to increase its authorized and unissued Shares (and/or, as applicable, shares of common stock for issuance on conversion of such Shares) to a number of Shares as shall be sufficient for such purposes, including, but not limited to, by effecting an amendment to the Company’s Amended and Restated Articles of Incorporation, as may be amended and/or restated from time to time (the “AOI”), to authorize, or increase the authorized but unissued shares of Seed Preferred Stock and/or shares of common stock, as necessary.

3. Joinder to Seed Preferred Stock Financing Documents. Holder agrees, upon Holder’s exercise of this Warrant in full or in part, to execute and deliver to the Company all of the applicable Seed Preferred Stock Financing Documents (or in lieu of such agreements, joinder agreements thereto), as applicable, or equivalent financing documents if this Warrant is exercised under the terms hereof for an alternate class of preferred stock to which such financing documents relate. “Seed Preferred Stock Financing Documents” means, collectively, any investors’ rights agreement, right of first refusal and co-sale agreement, registration rights agreement, and voting agreement (in each case, as amended from time to time in accordance with the terms thereof) entered into by investors in the financing for the Shares with respect to the rights, privileges, limitations and restrictions applicable to the Shares.

4. Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at the expense of the Holder, shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4

5. Transfer of the Warrant.

(a) Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder or Holders as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.

(b) Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 5(a), issuing the Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.

(c) Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”) and limitations on assignments and transfers, including without limitation, compliance with the restrictions on transfer set forth in Section 6, title to this Warrant may be transferred, in whole or in part, by providing (i) the documents required by Section 6, as applicable, and (ii) endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit B hereto (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d) Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or in such name or names as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number and class of Shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.

(e) Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid or is not payable.

6. Restrictions on Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:

(a) Restrictions on Transfers; Permitted Transfers. This Warrant may not be transferred or otherwise assigned in whole or in part without the Company’s prior written consent (which shall not be unreasonably withheld), and any attempt by Holder to transfer or otherwise assign any rights, duties or obligations that arise under this Warrant without such permission shall be void; provided, however, that, subject to compliance with the requirements set forth in Section 6(b), this Warrant may be transferred or assigned without the Company’s prior written consent to (x) a parent, subsidiary or other affiliate of a Holder that is a corporation, limited liability company, limited partnership, or other legal entity, (y) any of a Holder’s partners, members, limited partners, shareholders or other equity owners, or retired partners or members, or to a trust or other business entity controlled by, or the estate of, any of a Holder’s partners, members, shareholders or other equity owners or retired partners or members, or (z) an investment fund now or hereafter existing that is sponsored, managed, controlled by or under common control with, or under common investment management with, one or more general partners, managers, or managing members of, or shares the same management company or an affiliated management company with, a Holder (each, a “Permitted Transfer”); provided, in each case, that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition. For the avoidance of doubt, a transfer or assignment of this Warrant shall only become effective upon a transferee’s execution and delivery of a new warrant and such transferee’s agreement to be bound by its terms.

5

(b) Any transfer of this Warrant, the Shares or the shares of common stock issuable upon the conversion of the Shares (together, the “Securities”) must be made in compliance with all applicable federal and state securities laws. In addition, any transfer of the Shares issued upon exercise of this Warrant or the shares of common stock issuable upon conversion of the Shares must be made in compliance with the restrictions applicable to the transfer of such Shares or shares, as the case may be, under each of the Seed Preferred Stock Financing Documents, or equivalent, each as may be amended and/or restated from time to time. Notwithstanding anything herein to the contrary, a Permitted Transfer of the unexercised portion of the Warrant, whether in whole or in part, and the unissued Warrant Shares issuable thereunder, shall not be subject to the contractual transfer restrictions set forth in the Seed Preferred Stock Financing Documents. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Securities subject to, and to be bound by, the terms and conditions set forth in this Warrant and the Seed Preferred Stock Financing Documents, or equivalent, as applicable, to the same extent as if the transferee were the original Holder hereunder. In connection with a transfer of any Securities that is not a Permitted Transfer, the Company may request an opinion satisfactory to the Company rendered by counsel for the Holder that the transfer is exempt from registration and prospectus delivery requirements under the Securities Act.

(c) Securities Law Legend. The Warrant Shares and shares of common stock issuable upon conversion of the Warrant Shares, when and if issued, shall (unless otherwise permitted by the provisions of this Warrant) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws and any legends required by the Seed Preferred Stock Financing Documents, or equivalent, as applicable):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUEST AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

(d) Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 6.

(e) Removal of Legend. The legend referring to federal and state securities laws identified in Section 6(c) stamped on a certificate evidencing the Shares (and the common stock issuable upon conversion thereof) and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.

6

7. Corporate Structural Adjustments. Subject to the expiration of this Warrant pursuant to Section 9, and without duplication of any adjustments provided for in Section 8 hereof, the number and kind of Shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a) Merger or Reorganization. If at any time there shall be any merger or combination involving the Company other than a Sale of the Company (as defined below) ( a “Reorganization”) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Warrant Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

(b) Reclassification of Shares. If the Company’s outstanding Shares are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, conversion of all outstanding shares of the relevant class or series (other than as would cause the expiration of this Warrant pursuant to Section 9) or otherwise (other than as provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c) Subdivisions and Combinations. In the event that the outstanding class of Shares deliverable upon the exercise of this Warrant are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the class of Shares deliverable upon the exercise of this Warrant are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(d) Redemption. In the event that all of the outstanding class of Shares issuable upon exercise of this Warrant are redeemed in accordance with the Company’s AOI, this Warrant shall be redeemed in full, for an amount calculated using the same redemption price per Share that would have been paid for the Warrant Shares assuming that this Warrant had been exercised for Shares, on a net exercise basis, immediately prior to the redemption of the underlying class of Shares.

(e) Conversion. In the event that all of the outstanding class of Shares deliverable upon the exercise of this Warrant are converted in accordance with the Company’s AOI into the Company’s common stock, this Warrant shall thereafter be exercisable for a number of shares of the Company’s common stock equal to the number of shares of common stock that would have been received if this Warrant had been exercised in full immediately prior to such conversion and the Shares received thereupon had been simultaneously converted into common stock.

7

(f) Notice of Adjustments. Upon any adjustment in accordance with this Section 7, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price and conversion ratio of the Shares as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price and conversion ratio of the Shares at the time in effect and (iii) the number and class of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

8. Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 9, in the event that the Company shall authorize:

(a) the issuance of any dividend or other distribution on the capital stock of the Company (other than dividends or distributions otherwise provided for in Section 7, excluding the Company’s redemption of the outstanding Shares deliverable upon the exercise of this Warrant in accordance with the AOI);

(b) any Reorganization or Sale of the Company (as defined below);

(c) an IPO; or

(d) any transaction resulting in the expiration of this Warrant pursuant to Section 9(b) or 9(c) hereof;

the Company shall send to the Holder of this Warrant at least fifteen (15) days prior written notice of the date on which (i) a record shall be taken for any dividend or distribution specified in clause (a) or (ii) the expected effective date of any event specified in clause (b) and (c), as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively with the consent of the Company and the Holder.

9. Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the earliest to occur of the following dates (the earliest thereof, the “Expiration Date”):

(a) 5:00 p.m., Eastern time, on August 4, 2029;

(b) the consummation of any transaction, or series of one or more results in: (1) the acquisirttheiaolaantntseaodcftitohnesCompany by another person (including another entity), or the acquisition by the Company of another entity, by means of any transaction or series of related transactions (including, without limitation, any reorganization, stock acquisition, merger or consolidation, but excluding any reorganization, merger, or consolidation effected exclusively for the purpose of changing the domicile of the Company) in which the Company’s stockholders of record as constituted immediately prior to such acquisition will, immediately after such acquisition (whether by virtue of the sale, purchase, issuance, exchange, cancellation, conversion, modification, split, reverse split, redemption, payment, or repayment of securities or indebtedness or otherwise) fail to hold at least fifty percent (50.0%) of the voting power of the resulting or surviving corporation following such acquisition; or (2) a sale, lease, assignment, license, transfer, conveyance or disposal of all or substantially all of the assets or intellectual property of the Company (any of the foregoing, a “Sale of the Company”); and

(c) the consummation of any liquidation, dissolution or winding up of the Company.

8

10. No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company, until the rights under the Warrant shall have been exercised and the Shares issuable upon exercise of the rights hereunder shall have become deliverable as provided herein.

11. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as of the Original Warrant Issue Date as follows:

(a) Organization, Good Standing, Corporate Power and Qualification The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. Preemptive Rights. The Company has obtained valid waivers of any and all preemptive rights, rights of first refusal, notice rights or similar rights of all third parties in connection with the transactions contemplated hereby, including but not limited to with regard to the issuance and sale of the Warrant, the Warrant Shares to be issued upon exercise of the Warrant and the shares of common stock issuable upon conversion of the Warrant Shares.

(c) Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to issue the Warrant, the Warrant Shares, and the shares of common stock issuable upon conversion of the Warrant Shares, has been taken or will be taken prior to the date hereof. All action on the part of the officers of the Company necessary for the execution and delivery of the Warrant and the performance of all obligations of the Company under the Warrant to be performed as of the date hereof has been taken or will be taken prior to the date hereof. The Warrant, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with it respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) No Conflicts. None of the execution and delivery by the Company of this Warrant, the consummation by the Company of the transactions contemplated by this Warrant or compliance by the Company with any of the provisions hereof will (i) conflict with, or result in any violation of, breach of or default under the organizational documents of the Company; (ii) conflict with, or result in any violation of, breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, acceleration, modification or loss of any material benefit under any contract or permit to which the Company is a party or by which any of the properties of the Company are bound or affected or cause the creation of any lien upon any of the assets of the Company, except as would not be reasonably expected to have a material adverse effect on the Company; (iii) conflict with or result in a violation of any order of any governmental authority applicable to the Company or by which any of the properties of the Company are bound or give any governmental authority having jurisdiction over the Company the right to challenge any of the transactions contemplated hereby; or (iv) conflict with or result in a violation of any law applicable to the Company.

(e) Valid Issuance. The Warrant Shares issuable upon exercise of the Warrant and the shares of common stock issuable upon conversion of the Warrant Shares, when issued, sold and delivered in accordance with their terms, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under the Seed Preferred Stock Financing Documents, or equivalent, then applicable and in effect, applicable state and federal securities laws, or as provided for herein.

(f) Governmental Consents and Filings. Assuming the accuracy of the representations made by the Holder in Section 12, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Warrant; provided that the Company may file a Form D and may make applicable blue sky securities filings. Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as of the Original Warrant Issue Date as follows:

9

(a) Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

(b) Speculative Nature of Investment. The Holder understands and acknowledges that its investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the securities for an indefinite period of time and to suffer a complete loss of its investment.

(c) Access to Data. The Holder has had an opportunity to ask questions of officers of the Company, which questions were answered to its reasonable satisfaction. The Holder understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

(d) Accredited Investor. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Holder has furnished or made available any and all information reasonably requested by the Company and necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true and correct.

(e) Residency. The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature pages hereto.

(f) Restrictions on Resales. The Holder understands that any transfer of this Warrant must be made in compliance with the Holder’s obligations pursuant to all applicable federal and state securities laws. The Holder also understands that any resale of the Warrant Shares or the shares of common stock issuable upon conversion of the Warrant Shares must be made in compliance with the Holder’s obligations pursuant to all applicable federal and state securities laws, this Warrant and, to the extent applicable, the Seed Preferred Stock Financing Documents.

(g) No Public Market. The Holder understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

13. Miscellaneous.

(a) Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant signed by the Company and the Holder.

(b) Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

10

(c) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile, or email, or otherwise delivered by hand, messenger or courier service addressed:

(i) if to the Holder, to the Holder at the Holder’s address or email address as shown on the signature pages hereto, or at such other current address or email address as the Holder may have furnished to the Company; with a copy, which shall not constitute notice, to Joseph Steinberg, Esq., Holland & Knight LLP, 200 Crescent Court, Suite 1600, Dallas, TX 75201, joe.steinberg@hklaw.com; or

(ii) if to the Company, to the attention of the Chief Executive Officer of the Company at the Company’s address or email address as shown on the signature pages hereto, or at such other current address or email address as the Company shall have furnished to the Holder; with a copy, which shall not constitute notice, to Catherine Rossouw, Chapman and Cutler, LLP, 1270 Avenue of the Americas, New York, NY 10020.

Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally- recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, (iii) if sent via facsimile, upon confirmation of facsimile transfer, or (iv) if sent by email, upon confirmation of email transfer. In the event of any conflict between the Company’s books and records and this Warrant or any notice delivered hereunder, the Company’s books and records will control, absent fraud or error.

(d) Governing Law. This Warrant shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without regard to conflicts of laws principles.

(e) Dispute Resolution. Any dispute that may arise under Section 2(b)(iii) hereof (a “Dispute”), if not resolved within seven (7) days in accordance with the terms of Section 2(b)(iii) hereof, as applicable, shall be submitted to an independent auditing firm or valuation firm of national or regional recognition mutually selected by Holder and the Company (the “Valuation Firm”). The Valuation Firm shall work to resolve such Dispute promptly and, in any event, within fifteen (15) days from the date the Dispute is submitted to the Valuation Firm. The Valuation Firm shall act as an arbitrator to independently review and determine the FMV Determination, or other disputed item, as applicable, and any determination by the Valuation Firm with respect thereto shall be final and binding on the parties and shall be non-appealable. Unless the Valuation Firm determines, based upon equitable principles and in its sole discretion, to allocate its fees between Holder and the Company otherwise, all fees and expenses of the Valuation Firm in connection with this Section 13(e) shall be paid 50% by the Holder and 50% by the Company.

(f) Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(g) Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

11

(h) Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

(i) Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

(signature page follows)

12

The Company signs this Warrant to Purchase Shares of Seed Preferred Stock as of the date stated on the first page.

THE HEALING COMPANY INC.

By:
Name:	Simon Belsham
Title:	Authorized Officer

Address:	711 S. Carson Street, Suite 4,
Carson City, NV 89701
Email:	simon@healingcompany.com

[Signature Page to Warrant]

13

Accepted and agreed to by:

WESTMOUNT GROUP LLC,
as Administrative Agent and Collateral Agent

By:
Name:	Marc Helwani
Title:	Managing Member

Address:	900 Third Avenue, Suite 1403 New York, New York 10022 Attn: CEO
Email:	Healing@i80group.com

[Signature Page to Warrant]

14

EXHIBIT A

NOTICE OF EXERCISE

TO:	THE HEALING COMPANY, INC. (THE “COMPANY”)

RE:	WARRANT TO PURCHASE SHARES OF SEED PREFERRED STOCK DATED AS OF AUGUST 4, 2022 (THE “WARRANT”)

Attention: CEO

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant:

Number of shares:

Type of security: Seed Preferred Stock

(2)	Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to:

☐ A cash payment, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

☐ The net issue exercise provisions of Section 2(b) of the attached warrant.

(3)	Conditional Exercise. Is this a conditional exercise pursuant to Section 2(f):

☐ Yes ☐ No

If “Yes,” indicate the applicable condition:

(4)	Stock Certificate. Please issue a certificate or certificates representing the shares in the name of the undersigned at the following address:

Address:

(5)	Unexercised Portion of the Warrant. Please issue a new warrant for any unexercised portion of the attached warrant in the name of the undersigned at the following address:

Address:

☐ Not applicable

15

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Fax number)

(Email address)

16

EXHIBIT B

ASSIGNMENT FORM

ASSIGNOR:	_______________________________________________

COMPANY:	THE HEALING COMPANY, INC.

WARRANT:	WARRANT TO PURCHASE SHARES OF SEED PREFERRED STOCK DATED AS OF AUGUST 4, 2022 (THE “WARRANT”)

DATE:	_______________________________________________

(1)	Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Name of Assignee:

Address of Assignee:

Number of Shares Assigned:

and does irrevocably constitute and appoint                                                                                   as attorney to make such transfer on the books of The Healing Company, Inc., maintained for the purpose, with full power of substitution in the premises.

(2)	Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (and any shares issuable upon conversion thereof) (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

(3)	Untransferred Portion of the Warrant. Please issue a new warrant for any untransferred portion of the attached warrant in the name of the undersigned at the following address:

Address:

☐          Not applicable

(4)	No “Bad Actor” Disqualification. Neither (i) Assignee, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s securities held or to be held by Assignee is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act of 1933, as amended (the “Securities Act”), except as set forth in Rule 506(d)(2)(i) through (iv) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer of the Securities, in writing in reasonable detail to the Company.

17

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNOR	ASSIGNEE

(Print name of Assignor)	(Print name of Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

Address:	Address:

18